Centennial New York Tax Exempt Trust
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/98:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/98                .0000748
            06/25/98                .0000751
            06/26/98                .0000772
            06/27/98                .0000772
            06/28/98                .0000773
            06/29/98                .0000763
            06/30/98                .0000758

            Seven Day
              Total:                .0005337



      Current Yield:          $0.0005337/7 x 365 = 2.78%


                                      365/7
      Effective Yield:  (.0005337 + 1)      - 1  = 2.82%




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Centennial New York Tax Exempt Trust
Page 2



2.    TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD
      ENED 06/30/98

      The Fund's current tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 7-day current yield of tax-exempt security positions in the portfolio. b = 7-day current yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Example:         (0.0278 / (1 - .4643)) + 0 = 5.19%



      The Fund's effective tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 7-day effective yield of tax-exempt security positions in the portfolio. b = 7-day effective yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


      Example:          (0.0282 / (1 - .4643)) + 0 =   5.26%
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Centennial New York Tax Exempt Trust
Page 3


3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/98:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 30-day current yield of tax-exempt security positions in the portfolio. b = 30-day current yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


      Example:          (0.0279 / (1 - .4643)) + 0 =  5.21%



      The Fund's effective tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 30-day effective yield of tax-exempt security positions in the portfolio. b = 30-day effective yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


      Example:          (0.0283 / (1 - .4643)) + 0 =  5.28%





      Combined Stated Tax Rate Formula

            1 - {(1-d)(1-[e+f])} = Combined Stated Tax Rate

      The symbols above represent the following factors:

      d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
      e = Stated New York State tax rate (e.g., for an individual in the 39.6% federal and 6.85% state tax bracket filing singly).
      f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 4.46% City tax bracket filing singly).


       Example:   1 - {(1 - .3960)(1 - [.0685 + .0446])} = 46.43%